Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

Exhibit 10.25

COMPONENT SUPPLY AGREEMENT

This Components Supply Agreement (the “Agreement”) is entered into effective as of February 28, 2001 (the “Effective Date”), by and between QUALCOMM CDMA Technologies Asia-Pacific PTE LTD, a Singapore corporation (“QCTAP”) and Axesstel Incorporated, a California corporation (“Buyer”), with respect to the following facts:

WHEREAS, QCTAP develops and sells CDMA components and development tools; and

WHEREAS, Buyer desires to purchase certain components and development tools from time to time and QCTAP desires to sell such components and development tools to Buyer in accordance with the terns and conditions of this Agreement.

NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1. DEFINITIONS. The following capitalized terms shall have the meanings set forth below:

“CDMA” means code division multiple access.

“Components” means application specific integrated circuits (ASICs), electronic devices, integrated circuits, including firmware thereon and/or families of devices intended for use in complete fully assembled test equipment, subscriber equipment and/or infrastructure equipment for wireless communications systems.

“Development Tools” means hardware and software products developed by QCTAP that may be useful in the development of test equipment, subscriber equipment and/or infrastructure equipment for wireless communication systems including, but not limited to, CDMA Modem Card Reference Boards (known as “SURFs,” and including accompanying QPST software), FFAs, CCAs and ASIC evaluation boards.

“License Agreement” means that certain Subscriber Unit License Agreement between QUALCOMM Incorporated, a Delaware corporation (“QUALCOMM”) and Buyer dated November 14, 2000.

“Products” means Components and/or Development Tools.

2. ORDERS.

a. Purchase Orders. This Agreement shall apply to each and every purchase order (“P.O.”) for Products issued to QCTAP by Buyer unless the parties expressly agree in writing that this Agreement does not apply. Subject to the following sentence, each P.O. accepted by QCTAP, together with this Agreement, shall constitute the entire agreement between Buyer and QCTAP with respect to the purchase, sale and delivery of the Products described in such P.O. Any terms or conditions stated in any P.O., acknowledgment or invoice (except for details of

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

price, quantity, delivery schedule and other details of delivery which are not inconsistent with the terms of this Agreement) shall be of no force and effect, and no course of dealing, usage of trade, or course of performance shall be relevant to explain or modify any term expressed in the Agreement. This Agreement, together with all exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior negotiations, representations and agreements between the parties with respect to the subject matter hereof. No modification, variation, or amendment of this Agreement shall be effective unless made in writing and signed by both parties to this Agreement.

b. Procedures. From time to time during the term of this Agreement. Buyer may order quantities of Products from QCTAP by submitting to QCTAP, Attn.: Sales Administration, at least the number of days in advance of the required “Lead Time,” a written P.O. stating the items and quantities of Products which Buyer desires to purchase from QCTAP and the requested delivery dates for such item. As permitted below, Buyer may also request adjustments to the delivery dates in a previously accepted P.O. by submitting a new P.O. (a “Modified P.O.”) specifying the requested changes. QCTAP shall accept any P.O. issued by Buyer within the scope of the most recent forecast submitted to QCTAP pursuant to Section 3 below and in conformance with the terms of this Agreement, including the provision of adequate Lead Times. Lead Times are estimates and are subject to change, except with respect to any P.O. previously accepted by QCTAP. Unless canceled or deferred as permitted below (via a Modified P.O.), Buyer shall be obligated to purchase the quantities of Products on the schedule specified in any P.O. accepted by QCTAP. QCTAP shall acknowledge in writing each P.O. within ten (10) business days of receipt, and such P.O. shall be deemed accepted by QCTAP unless, within twenty (20) days of receipt of such P.O., QCTAP submits to Buyer, in writing, an objection to the P.O. based upon the failure of Buyer to comply with this Agreement in submitting the P.O. (including, without Imitation, the obligation to submit monthly rolling forecasts in accordance with Section 3 below). If QCTAP so objects to any P.O., such P.O. shall not be binding on either party until a compliant P.O. is submitted by Buyer to QCTAP. A P.O. becomes a part of this agreement in accordance with this Section 2 only after it is accepted in writing by QCTAP or is deemed accepted in accordance with the above provisions.

c. Reschedule/Cancellation. Buyer and QCTAP acknowledge that substantial lead-times are involved in the manufacture and delivery of certain Components and that QCTAP would likely suffer significant loss in the event that Buyer seeks to cancel an order for Components within such lead-times. In recognition of these factors, any initial P.O. for Components accepted by QCTAP shall be subject to the terms regarding cancellation or deferral of delivery of Components by Buyer set forth on Exhibit A hereto.

3. COMPONENT FORECASTS. To facilitate planning for Component manufacture and delivery, Buyer further agrees to supply, beginning with Buyer’s first P.O. for Components, a 12 month rolling forecast of Buyer’s monthly Component requirements and written monthly updates thereof on the first day of each month thereafter. Buyer’s obligation to provide the above rolling forecast shall be ongoing such that QCTAP shall be periodically apprised of Buyer’s estimated requirements for any succeeding 12 month period. [***] QCTAP shall promptly notify Buyer if QCTAP believes that it is unlikely to be able to supply Buyer’s forecasted requirements.

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

If during the term of this Agreement QCTAP decides permanently to cease manufacturing and offering to sell to Buyer any Component previously purchased by Buyer during the term of this Agreement (a “Discontinued Component”), then, as long as Buyer is not in breach of this Agreement, QCTAP will (i) notify Buyer in writing [***] prior to the date that such Component will become a Discontinued Component and (ii) provide Buyer with the opportunity to make a final bulk purchase of the Discontinued Component.

4. DELIVERY. For all Products designated by QCTAP for delivery from QCTAP’s facilities in Singapore, deliveries shall be made [***]. For all Products designated by QCTAP for delivery from shipping points outside of Singapore, deliveries shall be made [***]. The Buyer is responsible for obtaining at its own risk and expense any import license or other official authorization for the importation of the goods at the agreed point of destination. The Buyer is responsible for customs clearance at the agreed place of destination, and the Buyer shall bear all duties, taxes and other official charges payable upon importation of the goods as well as any and all costs and risks of carrying out customs formalities. If shipment of any Product is delayed at Buyer’s request, Buyer shall bear all reasonable and necessary transportation and/or storage related costs of holding such Product, and QCTAP may invoice Buyer for such product on the date when QCTAP is prepared to make shipment.

5. TITLE AND RISK OF LOSS. Title and risk of loss or damage to the Products shall pass from QCTAP to Buyer when [***].

6. INSPECTION; ACCEPTANCE. Buyer shall inspect and may reject all Products that are defective within [***]. If Buyer fails to effectively reject any Products in a written document delivered to QCTAP within such [***] period, Buyer shall be deemed conclusively to have accepted such Products. This provision shall in no way impair Buyer’s rights under the warranty set forth in Section 9 of this Agreement with respect to latent or other defects which would not have been readily ascertainable upon inspection of the Products within such [***] period.

7. PRICE AND PAYMENT TERMS. The prices of the Products delivered shall be mutually agreed upon by QCTAP and Buyer. All amounts stated herein and/or required to be paid hereunder are stated in, and shall be paid in, U.S. Dollars. The prices do not include any applicable sales, use, value-added, excise and/or withholding taxes; customs duties; fees; or import fees. [***]

QCTAP will invoice Buyer for Products purchased upon delivery of such Products to the [***], and Buyer shall pay all such invoices by check or wire transfer within [***] after the invoice date. QCTAP reserves the right to require reasonable assurances of payment by Buyer (for example, the issuance via letter of credit from a reputable bank provided by Buyer to QCTAP not later than [***] prior to the scheduled delivery date). QCTAP may, from time to time, evaluate Buyer’s credit standing and, on that basis, establish a credit limit to accommodate Buyer’s issuance of P.O.s as herein provided. Buyer shall provide any reasonable assistance requested by QCTAP to make such evaluation.

Regardless of what payment terms apply to any P.O., Buyer shall pay to QCTAP a late charge on any past due amounts at the rate of [***] or the maximum amount permitted by law, [***].

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

[***] Such agreement shall be without prejudice so Buyer’s right to pursue any claim or remedy except as an offset against any payment owed by Buyer under this Agreement.

8. SOFTWARE. Products sold to Buyer hereunder may contain software or firmware (“Software”), and, except as otherwise expressly provided herein, all references to “Products” in this Section 8 shall be deemed to include such Software, provided that nothing herein shall be construed as the sale of any Software to Buyer. QCTAP hereby grants to Buyer a non-exclusive license to use the Software solely in conjunction with the Products sold by QCTAP for which QCTAP intends it to be used, for the duration of the useful life of such Products and subject to the terms and conditions of this Agreement. Buyer shall not, without the prior written consent of QCTAP, (i) alter, modify, translate, or adapt any Software or create any derivative works based thereon; (ii) copy any Software; (iii) assign, sublicense or otherwise transfer the Software in whole or in part, except in conjunction with the resale or other transfer to a third party of a product in which such the Product containing such Software is contained; (iv) use the Software except as specifically contemplated in this Agreement; or (v) disclose the Software to any third party. The entire right, title and interest in the Software shall remain with QCTAP and its affiliates, and Buyer shall not remove any copyright notices or other legends from the Software or any accompanying documentation. Nothing herein shall be deemed to grant any rights to Buyer under any of QCTAP’s or affiliates’ patents (such rights, if any, being granted only under the terms of the License Agreement).

9. WARRANTIES.

a. Warranty. [***]

b. Remedy/Disclaimer. Buyer’s sole remedy for breach of any of the above warranties shall be the return of the allegedly defective Product to QCTAP [***]. Buyer shall obtain from QCTAP a written authorization (RMA) before returning any allegedly defective Product. If such Product is defective, QCTAP, at QCTAP’s sole option, shall repair or replace such Product within thirty (30) business days of QCTAP’s receipt thereof or, if QCTAP determines that it is unable to repair or replace such Product, QCTAP shall refund to Buyer the purchase price paid for such defective Product. Notwithstanding the foregoing, no warranty, expressed or implied, shall extend to any Product which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QCTAP. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein. QCTAP MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT OR THE SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

10. INDEMNIFICATION. Buyer shall indemnify, defend and hold harmless QCTAP and its affiliates against any and all losses, claims, damages and expenses (including attorneys’ fees) arising out of or related to Buyer’s (including its employees’, affiliates and independent contractors), misuse and/or modification of the Product, or Buyer’s (or any of its affiliate’s) use

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

of any Product in combination with any other items, whether or not furnished by QCTAP or any of its affiliates, unless such use is the necessary, inherent and/or intended use of the Product. QCTAP shall provide Buyer with prompt notice of any claim within the foregoing provision, shall give Buyer the full right to defend any such claim and shall cooperate fully in such defense.

[***]

11. INTELLECTUAL PROPERTY. The sale of Products to Buyer does not convey to Buyer any intellectual property rights in such Products, including but not limited to any rights under any patent, trademark, copyright, or trade secret. Except as expressly provided in Section 8 of this Agreement, Buyer may not use or sell any Product, alone or in combination with other software or components, without a separate license from QCTAP under all applicable patents, copyrights and trademarks. Buyer’s use and sale of any Products shall be solely in accordance with the terms and conditions of the License Agreement and this Agreement, and the incorporation of Components purchased from QCTAP into Buyer’s products shall not relieve Buyer of any obligation under the License Agreement to pay royalties. This Agreement shall not modify or abrogate Buyer’s obligations under the License Agreement, including but not limited to Buyer’s obligation to pay all royalties specified thereunder, and shall not expand or alter Buyer’s rights thereunder. Neither the sale of any Product nor any provision of this Agreement shall be construed to grant to Buyer, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QCTAP or any of its affiliates covering or relating to any other product or invention or any combination of Products with any other product Buyer shall use the Products furnished by QCTAP solely in accordance with the terms of this Agreement, and Buyer shall not, directly or indirectly, disassemble, decompile, reverse engineer, or analyze the physical construction of any of the Products for any purpose.

To the extent that Buyer has a royalty-free license under any third party’s intellectual property rights, if any, applicable to a Product which license permits Buyer to have such Product made for Buyer, Buyer acknowledges that it is exercising such “have made” rights as to all purchases of such Product from QCTAP under this Agreement. If the License Agreement or any other agreement between QCTAP and Buyer would otherwise obligate QCTAP to pay royalties to Buyer in connection with the manufacture, use, sale or import of any Product, no such royalties shall be payable on any Product sold to Buyer.

12. REPRESENTATION REGARDING USE. Buyer hereby represents and warrants to QCTAP that any Product being purchased by Buyer hereunder will be used by Buyer solely to develop and manufacture subscriber equipment, infrastructure equipment or test equipment, as the case may be, for wireless communications systems for sale subject to and in accordance with the License Agreement, including the payment of the royalty contained therein. Buyer shall not resell any Product provided, however, that Buyer may resell the Components as part of and included within the complete subscriber equipment, infrastructure equipment or test equipment. as the case may be, sold by Buyer in accordance with the terms and conditions of the License Agreement.

13. TERM AND TERMINATION. The term of this Agreement shall commence upon she Effective Date and shall remain in effect for a period of five (5) years and shall apply to all P.O.s for the purchase, sale and delivery of Products during that period. Thereafter, the Agreement

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

shall be automatically extended on a year-to-year basis unless terminated by either party in writing on not less than sixty (60) days prior written notice to the other party prior to the applicable anniversary of the Effective Date. Each party shall have the right to terminate this Agreement and/or to cancel or hold any and/or all orders placed by Buyer and any and/or all shipments of Products, regardless of any prior confirmation or acceptance by QCTAP, and without liability of any kind if: (a) the other party is or becomes insolvent; (b) the other party makes an assignment for the benefit of creditors, or a receiver is appointed to take charge of all or any past of Buyer’s assets or business; (c) the other party is the subject of a bankruptcy or reorganization proceeding, whether voluntary or involuntary; or (d) the other party fails to timely perform any of its obligations under the Agreement and such failure is not cured within thirty (30) days after written notice of such failure. In addition, QCTAP may terminate this Agreement if Buyer is in default under the License Agreement and such default is not cured within the cure period specified therein.

14. LIMITATION OF LIABILITY. [***]

15. RESTRICTIONS ON DISCLOSURE AND USE OF INFORMATION.

a. Restrictions on Disclosure and Use. All documentation and technical and business information and intellectual property in whatever form recorded that a party does not wish to disclose without restriction (“Information”) shall remain the property of the furnishing party and may be used by the receiving party only as follows. Such Information (a) shall not be reproduced or copied, in whole or part, except for use as expressly authorized in this Agreement; (b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed or upon any termination or expiration of this Agreement; and (c) shall be disclosed only to employees or agents of the receiving party who have a need to know. Moreover, such Information shall be used by the receiving party only for the purpose of performing under this Agreement or in the exercise of any rights it may receive under this Agreement. Unless the furnishing party consents in this Agreement or otherwise in writing, such Information shall be held in strict confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party’s prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party.

These restrictions on the use or disclosure of Information shall not apply to any Information: (i) which can be proven to be or have been independently developed by the receiving party; or (ii) after it has become generally available to the public without breach of this Agreement by the receiving party; or (iii) which at the time of disclosure to the receiving party was known to such party free of restriction and clearly evidenced by documentation in such party’s possession; or (iv) which the furnishing party agrees in writing is free of such restrictions; or (v) which is disclosed in response to a valid legal order of a competent court of law or other order; provided, however, that the receiving party shall first notify the disclosing party in writing of such order and permit the disclosing party to seek an appropriate protective order to ensure that the information being disclosed remains protected as confidential. The provisions of this Section 15

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

shall be effective for a period of fifteen (15) years after the date of the last disclosure made under this Agreement.

b. Scope of Information. Information delivered in tangible form is subject to this Section 15 if it has been identified or marked as confidential or otherwise subject to this Section 15. Information which is delivered orally is subject to this Section 15 without regard to whether it has been identified as confidential or subject to this Section 15. Each party agrees to use reasonable efforts to make or otherwise identify as proprietary or confidential all Information that it desires to be subject to the terms of this Section 15 before furnishing it to the other party, and upon request, a party shall promptly identify whether specified information must be held by the requesting party subject to this clause. Information which is delivered orally may be summarized in writing by the disclosing party and delivered to the receiving party within (45) days after disclosure thereof.

16. ASSIGNMENT. Buyer shall not assign this Agreement or any right or interest under this Agreement or delegate any obligation to be performed under this Agreement without QCTAP’s prior written consent, which consent shall not be unreasonably withheld. QCTAP shall not assign this Agreement or any right or interest under this Agreement or delegate any obligation to be performed under this Agreement except to a majority owned or controlled affiliate of QCTAP, or to a third party upon Buyer’s written consent, which shall not be unreasonably withheld: provided, however, in the event that QCTAP sells, transfers or otherwise disposes of all or substantially all of its assets relating to the design, manufacture and sale of Components, then QCTAP shall be entitled, without obtaining Buyer’s prior written consent, to assign this Agreement and any related rights or interests wider this Agreement to any such successor-in-interest(s) to such assets. Any attempted assignment in contravention of this Section 16 shall be void.

17. APPLICABLE LAW. The Agreement shall be governed by the laws of the State of California, excluding the U.N. Convention on International Sale of Goods, and without regard to conflict of laws principles. All disputes arising in connection therewith shall be heard only by a court of competent jurisdiction in San Diego County, California, and the prevailing party in any legal proceeding shall be entitled to recover its reasonable attorneys’ fees incurred in connection therewith.

18. FORCE MAJEURE. Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this Agreement due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy; riots and insurrections war; fire; strikes and other labor difficulties (whether or not the party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain necessary labor, materials, energy, components or machinery; and acts of civil or military authorities.

19. NOTICES. All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the party to whom notice is to be given, by first class mail, postage prepaid, or sent by facsimile or electronically and confirmed, properly addressed as follows (in which case

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

such notice shall be deemed to have been duly given on the day the notice is first received by the party):

QCTAP	QUALCOMM CDMA Technologies Asia-Pacific PTE LTD
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California 92121 U.S.A.
Facsimile: (858) 658-1587
Ann.: President, QUALCOMM CDMA Technologies

With a Copy at the same address to:

General Counsel
Facsimile: (858) 658-2500

BUYER:	Axesstel Incorporated
2nd Floor, Chosum Naewha Bldg.
Suane 4-1 Doug, Bundang-Gu
Sungnam-City, Kyunggi-Do
463-020, Korea
Facsimile: 2-31-716-1894
Attn.: Mr. Soo-Hyun Park, Director

With a Copy to:

Axesstel Incorporated
6480 Weathers Place, Suite 300
San Diego, CA 92121
Facsimile: (858) 625-2110
Aim.: Mike Kwon, President & CEO

The above addresses can be changed by providing notice to the other party in accordance with this Section.

20. MISCELLANEOUS PROVISIONS. No addition to or modification of the Agreement shall be effective unless made in writing and signed by the respective representatives of QCTAP and Buyer. Any delay or failure to enforce at any time any provision of the Agreement shall nor constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of the Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. The parties’ rights and obligations Which by their sense amid context are intended to survive any termination or expiration of this Agreement shall so survive, including but not limited to Sections 8,9,10,11,12,14,15 and 17 hereof.

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

QUALCOMM CDMA Technologies		Axesstel Incorporated
Asia-Pacific PIE LTD

By:	/s/ William E. Cheney	By:	/s/ H. John Chough
	WILLIAM E. CHENEY		H. JOHN CHOUGH

Title:	VP, Finance	Title:	Director of Finance & Operation
QUALCOMM CDMA Technologies

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

EXHIBIT A

RESCHEDULE AND CANCELLATION TERMS

[***]

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

Amendment to Component Supply Agreement

This Amendment to Component Supply Agreement (the “Amendment”) is entered into as of February 3, 2004 (the “Amendment Effective Date’), by and between QUALCOMM CDMA Technologies Asia-Pacific PTE LTD (“QCTAP”), a Singapore corporation, and Axesstel Incorporated, a California corporation (“Buyer”), who hereby agree to amend that certain Component Supply Agreement entered into between QCTAP and Buyer dated February 28, 2001 (the “CSA”) as follows:

1. Buyer’s Agent. A new Section 21, “Buyer’s Agent”, is hereby added to the CSA as follows:

21. “BUYER’S AGENT.

a. Appointment. For the purpose of this Agreement, Buyer may designate and appoint another entity as Buyer’s agent, having the authority to perform the following duties only on Buyer’s behalf, pursuant to, and subject to the limitations of, this Agreement upon QCTAP’s consent to appointment of such agent, such consent not to be unreasonably withheld (hereinafter “Agent”):

i.	To place POs and Forecasts hereunder (hereinafter “Agent POs” and “Agent Forecasts,” respectively);

ii.	To receive invoices hereunder;

iii.	To receive and inspect Products hereunder;

iv.	To make payments due QCTAP hereunder;

v.	To coordinate and execute all procedures for the return of any defective Product sold hereunder;

vi.	To confirm and follow-up deliveries hereunder; and

vii.	For any other such activity or role which QCTAP and Buyer approve in writing in the course of performing the Agreement.

QCTAP shall accept receipt of Agent Forecasts and Agent POs subject to the terms and conditions of this Agreement (but only to the extent QCTAP would be obligated to accept the same from Buyer), provided that (i) Buyer shall be solely responsible for transmitting directly to QCTAP all such Agent Forecasts and Agent POs and QCTAP shall be entitled to ignore all Agent Forecasts and Agent POs not submitted directly by Buyer to QCTAP; (ii) such Agent POs shall be in lieu of POs from Buyer (to the extent of forecasted volumes); (iii) the form of all Agent POs shall be in accordance with the terms and conditions of this Agreement; and (iv) Buyer shall coordinate all issues regarding Agent Forecasts and Agent POs.

b. Terms and Conditions. Each Agent shall be bound by and subject to the obligations, limitations and restrictions set forth in this Agreement. Each Agent PO will be

1

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

deemed to incorporate all the terms, conditions and provisions of this Agreement. Notwithstanding anything herein contained to the contrary, Agents will not be deemed third party beneficiaries to this Agreement, and only Buyer shall have the right and/or ability to enforce any rights hereunder against QCTAP.

c. Guaranty. In order to induce QCTAP to accept Agent POs, Buyer hereby unconditionally and irrevocably guarantees the prompt and complete performance and payment of all obligations of the Agents under this Agreement. If any Agent fails to perform any of its obligations in accordance with this Agreement, Buyer shall immediately pay for all amounts due from any such Agent and otherwise perform all of such Agent’s obligations under this Agreement. The guaranty set forth in this Section is absolute and unconditional. This is an absolute guaranty of payment and performance and not a guaranty of collection. The obligations hereunder are independent of the obligations of any Agent, and a separate action or actions may be brought against Buyer whether or not action is brought against any such Agent or whether or not any such Agent may be joined in any such action. With respect to this Section 21 (Buyer’s Agent), Buyer waives any right to require QCTAP to (a) proceed against any Agent or other person; or (b) pursue any other remedy in QCTAP’s power whatsoever. The liability of Buyer under this Section shall not be deemed to be waived, released, discharged, impaired or effected by any alteration, amendment, acceleration, extension, modification, waiver or change of the amount of time or manner of payment or performance of any of the obligations of any Agent. Buyer waives any defense of any Agent or by reason of the cessation from any cause whatsoever of the liability of any such Agent. Buyer waives any setoff, defense or counterclaim that any Agent may have against QCTAP. Buyer waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against any Agent. Buyer waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty set forth in this Section and of the existence, creation, or incurring of new or additional indebtedness.

QCTAP shall have the right to insist on and receive reasonable assurance of payment from any Agent in the manner as provided in Section 7; and all Agent’s POs must be in accordance with the terms and conditions of this Agreement. In addition, each Agent PO must contain the following language:

“This purchase order is being submitted in accordance with the terms and conditions of that certain Component Supply Agreement, dated February 28, 2001, between QUALCOMM CDMA Technologies Asia-Pacific PTE LTD and Axesstel Incorporated, and the undersigned hereby agrees to be bound by the terms and conditions of said agreement.”

c. Appointment of Wistron Neweb Corporation. Buyer hereby designates and appoints Wistron Neweb Corporation, a Taiwan corporation having offices at 4-6F, No. 10-1, Lihsin Road 1, Science-based Industrial Park, Hsinchu 300, Taiwan, R.O.C, as an Agent hereunder and QCTAP hereby consents to such appointment.

d. Additional Agents. Buyer will notify QCTAP in writing of its intent to designate and appoint additional Agents.”

2

Confidential Portions of this Document Have Been

Redacted and Filed Separately with the Commission

2. No Other Amendment or Modification. Except as expressly set forth in this Amendment, the Component Supply Agreement remains in full force and effect without modification. The terms and conditions of this Amendment and the Component Supply Agreement shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first set forth above.

QUALCOMM CDMA Technologies Asia-Pacific PTE LTD		Axesstel Incorporated

By:	/s/ James P. Lederer	By:	/s/ David Morash

Title:	VP, Finance, QCT	Title:	COO

3